UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 8, 2007

                         ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(860) 347-8506

                                                    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

On February 8, 2007, Zygo Corporation (“Company”) entered into a Non-Compete Agreement with Mr. Carl A. Zanoni, its Senior Vice President, Technology, and a Director of the Company, which will commence upon Mr. Zanoni’s retirement or February 28, 2009, whichever comes first. In general, the Agreement calls for payments to Mr. Zanoni over a four year period at certain percentages of his base salary at the time he ceases to be employed by the Company in exchange for his agreement not to compete. The Agreement further prohibits Mr. Zanoni from seeking re-election as a director of the Company after the Annual Stockholders Meeting expected to be held in November 2008. Payments under the Agreement are expected to total between $0.9 million to $1.0 million in the aggregate.

The full text of this agreement is attached as Exhibit 99.1 and is incorporated by reference to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1 Non-Compete Agreement between Zygo Corporation and Carl A. Zanoni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: February 14, 2007	By:	/s/ J. Bruce Robinson

		Name:	J. Bruce Robinson
		Title:	Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

99.1   Non-Compete Agreement between Zygo Corporation and Carl A. Zanoni.